SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2005

PDI, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Saddle River Executive Centre 1 Route 17 South Saddle River, NJ 07458
(Address of principal executive office)

Registrant’s telephone number, including area code: (201) 258-8450

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 21, 2005, PDI, Inc. (the “Company”) issued a press release announcing that, effective immediately, Larry Ellberger has been appointed as the Company’s interim Chief Executive Officer.  Mr. Ellberger succeeds Charles T. Saldarini who has resigned, effective immediately, as the Company’s Vice Chairman and Chief Executive Officer.  In addition, Mr. Saldarini has resigned from the Company’s Board of Directors.    Mr. Ellberger is currently Executive Vice President and Chief Administrative Officer of the Company.  From February 2003 through August 2005, when he joined the Company’s management team, Mr. Ellberger was a Director of the Company and Chairman of its Audit Committee.  Mr. Ellberger was a founder and partner in HVA, Inc., which provides advisory services for life sciences transactions.  Until July 2003, Mr. Ellberger was senior vice president, corporate development at PowderJect, PLC, a London Stock Exchange listed vaccines company.  He had been a member of PowderJect’s Board of Directors since 1997.  From November 1996 through May 1999, Mr. Ellberger served as Chief Financial Officer of W. R. Grace and from May 1995 through September 1999 he served as Senior Vice President – Corporate Development of W. R. Grace and was interim CEO for six months.  Mr. Ellberger is a Director of Avant Immunotherapeutics.

A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)     Exhibits

         99.1                    Press Release dated October 21, 2005.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2005	PDI, INC.

	By:	/s/ Brian Boyle

	Name:	Brian Boyle
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 21, 2005